Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated August 5, 2020, with respect to the combined financial statements of Meridian Billing Management Co. and Origin Holdings, Inc. for the years ended December 31, 2019 and 2018, included in this Form 8-K of MTBC, Inc. We consent to the incorporation by reference of said report in the Registration Statement of MTBC, Inc. on Forms S-8 (File Nos. 333-239781, 333-226685, 333-217317 and 333-203228) and on Form S-3 (File No. 333-232493).

/s/ Freedman & Goldberg CPAs, P.C.

Farmington Hills, Michigan

August 11, 2020

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